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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 2006


                         Marketing Worldwide Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                000-50586               68-0566295
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 (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)           File Number)          Identification No.)


                 2212 Grand Commerce Dr., Howell, Michigan 48855
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit
Report or Completed Interim Review.

Management and the Board of Directors of Marketing Worldwide Corporation (the "Company"), in consultation with its independent registered public accounting firm, Russell Bedford Stefanou Mirchandani LLP, determined that the Company did not correctly present the consolidation of JCMD Properties, LLC, as a Variable Interest Entity ("VIE") under FIN 46-R in the Company's Form 10-QSB for the periods ended March 31, 2005 and June 30, 2005. The Company has filed amended reports on Form 10-QSB for the periods ending March 31, 2005 and June 30, 2005 to correctly present the consolidation of the VIE and the prior reports should no longer be relied upon with respect to the matters described above. The Company's Annual Report on Form 10-KSB for the year ended September 30, 2005 and subsequent reports on Form 10-QSB correctly present the consolidation of the VIE.

For the year ended September 30, 2005, the consolidation of the VIE resulted in net income of $10,081. There was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows. The impact of consolidating the VIE on the Company's Consolidated Balance Sheet at January 1, 2005, was an increase in the Company's assets and liabilities of approximately $1.5 million and $1.4 million, respectively.

Management of the Company and the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with Russell Bedford Stefanou Mirchandani LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2006

                                      Marketing Worldwide Corporation



                                      /s/ James C. Marvin
                                      -------------------
                                      James C. Marvin, Chief Financial Officer